As filed with the Securities and Exchange Commission on April 11, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ocean Rig UDW Inc.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	1381	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Ocean Rig UDW Inc. 10 Skopa Street, Tribune House 2nd Floor, Office 202, CY 1075 Nicosia, Cyprus 011 357 22767517	Seward & Kissel LLP Attention: Gary J. Wolfe One Battery Park Plaza New York, New York 10004 (212) 574-1200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:

Gary J. Wolfe, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1223 (telephone number) (212) 480-8421 (facsimile number)	Stephen P. Farrell, Esq. Finnbarr D. Murphy, Esq. Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 (212) 309-6050 (telephone number) (212) 309-6001 (facsimile number)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-180241

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Unit(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Common shares, par value $.01 per share	1,150,000	$16.75	$19,262,500	$2,207.50
Preferred share purchase rights(4)	—	—	—	—

(1)	The registrant previously registered 10,350,000 common shares (and related preferred stock purchase rights) on the Registration Statement on Form F-1 (File No. 333-180241). In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form F-1 (File No. 333-180241) is hereby registered.
(2)	Includes common shares, if any, that may be sold pursuant to the underwriters’ option to purchase additional common shares.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices per share of the registrant’s common stock as reported on the NASDAQ Global Select Market on April 9, 2012.
(4)	Preferred stock purchase rights are not currently separable from the common shares and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the common shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and General Instruction V of Form F-1. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-180241) of Ocean Rig UDW Inc., including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on April 11, 2012, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Exhibits and Financial Statement Schedules

Number	Description of Exhibit
5.1	Opinion of Seward & Kissel LLP, as to the legality of the common shares (including related preferred share purchase rights)

23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm (Ernst & Young AS)

23.3	Consent of Independent Registered Public Accounting Firm (Ernst & Young (Hellas) Certified Auditors Accountants S.A.)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Ocean Rig UDW Inc. (File No. 333-180241))

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 11, 2012.

OCEAN RIG UDW INC.

By:	/s/ GEORGE ECONOMOU
Name:	George Economou
Title:	President, Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ GEORGE ECONOMOU George Economou	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	April 11, 2012

* Jan Rune Steinsland	Chief Financial Officer, Ocean Rig AS (Principal Financial Officer and Principal Accounting Officer)	April 11, 2012

* Prokopios (Akis) Tsirigakis	Director	April 11, 2012

* Michael Gregos	Director	April 11, 2012

* Trygve Arnesen	Director	April 11, 2012

* Savvas D. Georghiades	Director	April 11, 2012

*By:	/S/ GARY J. WOLFE
Name:	Gary J. Wolfe
Title:	Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of Newark, State of Delaware, April 11, 2012.

PUGLISI & ASSOCIATES

By:	/s/ DONALD J. PUGLISI
Name:	Donald J. Puglisi
Title:	Authorized Representative